SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Advisor Series VII
(Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Urgent Message for Fidelity Advisor Focus Fund Shareholders: Please Vote Your Proxy Today!

Dear Shareholder:

This meeting has been adjourned until September 19, 2001 due to a lack of sufficient votes. Many more shareholders must vote their proxies for the funds to be able to hold their meetings.

We urge you to vote your proxy without further delay. Your vote is very important no matter how large or small your holdings may be.

By voting promptly, you will help enable your fund to hold its shareholder meeting and will help control proxy solicitation costs.

Voting is Easy and Fast! Please vote now using one of these options:

1. Vote by telephone

Call 1-800-848-3155, toll-free weekdays from 8:00 AM - 11:00 PM Eastern Time and Saturdays from 11:00 AM - 6:00 PM, Eastern Time. Your vote will be recorded by a representative of D.F. King, Inc., our independent proxy solicitation firm.

2. Vote By Touch-Tone Phone

Call the toll-free number on your proxy ballot card(s) and follow the recorded instructions. The service is available 7 days a week, 24 hours a day.

3. Vote By Fax

Fax the front and back of your signed proxy card to our proxy tabulator at 1-888-451-8683.

4. Vote By Mail

Mail your signed proxy card in the enclosed envelope right away!

We appreciate your immediate attention to this urgent request. If you have already voted, thank you.

If you have any further questions, please call Fidelity at 1-800-522-7297.

Sincerely,

Edward C. Johnson 3d

Chairman and Chief Executive Officer